Covanta Holding Corporation Fourth Quarter and Year End 2012 Earnings Conference Call NYSE: CVA February 7, 2013 1 Exhibit 99.2

Cautionary Statements 2 All information included in this earnings presentation is based on continuing operations. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward- looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided.

2012 Highlights 3 • Excellent operating performance – Record setting year for EfW boiler availability of 92.3% – Extended waste and energy contracts totaling $2.5 billion in revenue with an average term of 12 years • Challenging external factors caused flat year-over-year Adjusted EBITDA – Year-over-year energy and metal pricing caused a $15 million decline – Hurricane Sandy adverse impact of $9 million • Continued strong Free Cash Flow and focused capital allocation – Returned $169 million of capital to stockholders; doubled quarterly dividend – Acquired Delaware Valley EfW facility – Successfully refinanced $1.9 billion in debt, creating substantial financial flexibility (Unaudited, in millions, except EPS) FY 2011 FY 2012 2012 Guidance1 Revenue $1,650 $1,644 N/A Adjusted EBITDA $494 $492 $490 - $500 Free Cash Flow $282 $262 $250 - $265 Adjusted EPS $0.54 $0.52 $0.50 - $0.55 (1) As of 11/7/2012.

Waste Update • 2012 assessment and current trends: – Most recent contract renewal: Bristol bundled services offering • 20 year contract for half of the facility’s waste capacity • Converts from “Service Fee” to “Tip Fee” in June 2014 – Overall, secured two million tons of waste per year with an average contract term of 11 years – Contract escalators and special waste help offset challenging market environment • Tip fee pricing for 2012 up ~1% • Special waste revenue over $55 million in 2012 • 2013 outlook: – Anticipate ~80% of waste revenue to be contracted; typically moves with inflation – Waste revenues expected to be flat vs FY2012 • Contract escalation • Continued double digit growth in special waste • Above market contracts adjusting down to market • Reduction in debt service pass through billings of ~$16 million 4

Recycled Metals Update • 2012 assessment and current trends: – Year-over-year net metal revenue was relatively flat despite significant price decline • HMS average price declined from $410/ton in 2011 to $368/ton in 2012  ~$7 million impact – Price decline largely offset by organic growth initiatives • Installation of new recovery equipment • Cleaner, higher quality product which reduces quantity sold but increases price – Installation of new recovery equipment somewhat behind original aggressive schedule • 2013 outlook: – Outlook for full year based on current recycled metals market pricing for full year • Current ferrous pricing (HMS #1)  slightly down • Current non-ferrous pricing  basically flat – Updated 2013 rough rule of thumb (based on $350/ton FY2013 HMS#1) • $50 change in HMS #1 Index  ~$10-15 million annual impact on Adjusted EBITDA • Increasing exposure to non-ferrous metals – Rule of thumb not precise -- assumes ferrous and non-ferrous prices move in tandem – Expect significant metals recovery growth from 2011 to end of 2013 • Targeting year-end net metal tons run rate of: ~340k ferrous; ~25k non-ferrous 5

Energy Update • 2012 assessment and current trends: – 2012 market impact: ~$3 million reduction from original guidance – Successfully contracted ~750,000 MWh of power with average term of 14 years • 2013 outlook: – Increase in EfW energy share (~700,000 MWh) offset by lower waste revenues, increased expenses – Rough rule of thumb: $1/MMBtu natural gas  ~$5-10 million annual impact on Adjusted EBITDA • 2013 guidance assumes full year average natural gas price of $3.50/MMBtu – 2013 per MWh pricing of total EfW portfolio expected to be about flat with 2012 6 Energy Portfolio (MWh, millions) 2012A 2013E Chg. EfW Contracted 3.3 3.7 +0.4 EfW Hedged 0.7 0.8 +0.1 EfW Exposed 0.8 1.0 +0.2 Total EfW 4.8 5.5 +0.7 Biomass (Contracted & Exposed) 0.7 0.7 ----- Total CVA 5.5 6.2 +0.7 (unaudited)

0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 2012 2013E 2014E 2015E 2016E 2017E M Wh (M illi on s) Market-Exposed Hedged Fixed Contract ~2M MWh increase over next 5 years Contract Transitions & Market Exposure 7 Note: Position as of 2/6/13; Assumes no new contracts, hedges, renewals or additional energy sharing; excludes biomass. CVA North American EfW Energy Production (increase is primarily due to Service Fee transitions) • Over next 5 years ~2.5M tons/yr of “Service Fee” contracts will transition to “Tip Fee” – Seek contract extensions with existing Service Fee clients • Excellent track record of mutually beneficial renewals • Working for us: higher share of energy, metals and special waste revenue • Working against us: reduction in debt service pass-through billings and elimination of pass-through expenses – Combined impact: headwind in 2013/14, neutral in 2015, tailwind in 2016 • CVA will have higher energy market exposure – Primarily Service Fee transitions will cause Covanta’s share of revenue to grow by: • ~0.7 million MWh in 2013 • ~1.3 million MWh 2014 - 2017 – ~1 million MWh of contracts end after 2013 • Several contracts above market – Plan to continue hedging to reduce near- term market volatility

Long-Term Growth Outlook • Expect to modestly grow Adjusted EBITDA and Free Cash Flow • Assumes stable market conditions for waste, energy and metal market pricing • Baseline growth excludes any impact from long-term upside “options” – Working for us: • Organic growth initiatives (metals, special waste, process improvements) • Contract escalation provisions • Higher share of energy, metal and special waste revenue due to Service Fee contract transitions – Working against us: • Above market energy and waste contracts expiring • Reduction in debt service pass-through billings and elimination of pass-through expenses due to Service Fee contract transitions • Several upside long-term “options” on the business – Improvement in market energy and/or metals pricing – “Green-field” development projects – Policy changes to support alternative energy – CLEERGAS™ technology – early stages, but growth potential 8

2012 Summary & 2013 Outlook • 2012 summary: – Pleased with execution and management of the business – Strong operational year with record EfW boiler availability – Excluding challenging external factors (Hurricane Sandy, commodities pricing), would have achieved mid-point of original guidance • 2013 outlook: – Continued focus on operations, organic growth initiatives and contract renewals – Grow Adjusted EBITDA ~5% at the midpoint of guidance (up ~3% adjusting for Hurricane Sandy) – Strong Free Cash Flow: 2012 refinancings improved flexibility but increased interest expense – Optimize capital allocation for growth opportunities and shareholder returns 9 (Unaudited, in millions, except EPS) FY 2012 FY 2013 Guidance1 % Change2 2012 vs. 2013 Adjusted EBITDA $492 $500 – $530 +5% Free Cash Flow $262 $250 – $280 +1% Adjusted EPS $0.52 $0.40 – $0.50 -13% (1) As of 2/6/2013. (2) At midpoint of guidance, as of 2/6/2013.

Financial Overview 10

2012 Highlights 11 (Unaudited, in millions, except EPS) FY 2011 FY 2012 FY 2012 Guidance1 Revenue $1,650 $1,644 N/A Adjusted EBITDA $494 $492 $490 - $500 Free Cash Flow $282 $262 $250 - $265 Adjusted EPS $0.54 $0.52 $0.50 - $0.55 (1) As of 11/7/2012.

Revenue: 2011 vs. 2012 $ in m illion s (Unaudited) 12 (1) (1) Organic Growth & Other, net includes metals (quality & quantity), special waste, contract transitions & extensions, contract escalations, energy production, biomass, construction and other organic growth initiatives and operational improvements.

Adjusted EBITDA: 2011 vs. 2012 (Unaudited) $ in m illion s 13 (1) Organic Growth & Other, net includes metals (quality & quantity), special waste, contract transitions & extensions, contract escalations, energy production, biomass, construction and other organic growth initiatives and operational improvements. (1)

Free Cash Flow: 2011 vs. 2012 (Unaudited) $ in m illion s 14 (1) Includes both construction and other working capital. (1)

Adjusted EPS: 2011 vs. 2012 (Unaudited) 15

• Dividend – Declared and paid quarterly cash dividend of $0.15 per share during Q4 2012 – Annualized cash dividend is $0.60 per share  3.1% yield1 • Equates to ~30% payout of Free Cash Flow2 • Share repurchases – Repurchased 5.3 million shares during 2012 (~3.9% of shares outstanding) • Repurchased 16.7% of shares outstanding since program inception – As of 12/31/2012, $87 million remaining in share repurchase authorization 16 (Unaudited, in millions) FY 2010 FY 2011 FY 2012 Share Repurchases $95 $230 $88 Dividends Declared $233 $42 $81 Total Capital Returned $328 $272 $169 Shares Outstanding End of Period 150 136 132 (1) Based on share price of $19.52 as of 2/1/2013. (2) At midpoint of guidance as of 2/6/2013. Actively Returning Capital

Sources and Uses of Cash 17 (Unaudited, in millions) 2012 2011 Sources Free Cash Flow $262 $282 Asset Sales, net 11 267 Debt Borrowings, net 1 55 --- Total Sources $328 $549 Uses Debt Repayments, net --- 138 Growth Investments2 31 44 Acquisition of Businesses 94 10 Total Growth Spending 125 54 Dividends Paid 3 90 32 Stock Buyback 4 88 229 Total Shareholder Return 178 261 Other Net Uses 11 (10) Total Uses 314 443 Net Change $14 $106 (1) Debt borrowings, net of debt repayments, change in debt principal-related restricted funds and financing costs. (2) Growth investments include organic growth initiatives, technology, business development, and other similar expenditures, but does not include acquisitions of businesses. (3) Amounts shown are dividends paid, not declared. Therefore, the 2012 includes $10 million of dividends declared on December 8, 2011, but paid on January 5, 2012. (4) Amounts shown reflect actual cash payments. In 2011, we repurchased $230 million of shares, but $1 million of those stock buybacks was actually paid in January 2012. Therefore, we are showing $229 million, not $230 million. Note: Please see appendix slide 42 for supporting reconciliations.

Capitalization Summary

COVANTA ENERGY for a cleaner world

(Unaudited, in millions)

	12/31/2010	12/31/2011	12/31/2012
Cash and Cash Equivalents	$ 126	$ 232	$ 246
Restricted Funds - Debt Service Principal	157	113	72
Corporate Debt [1]	$ 1,543	$ 1,504	$ 1,953
Project Debt [1]	791	672	314
Total Debt Outstanding	$ 2,334	$ 2,176	$ 2,267
Stockholders' Equity	$ 1,159	$ 1,088	$ 1,055
Net Debt [2]	$ 2,051	$ 1,831	$ 1,949
Availability under Revolving Credit Facility	$ 300	$ 300	$ 584
Net Debt / Adjusted EBITDA [3]	4.3 x	3.7 x	4.0 x
Debt / Capitalization [4]	66.8%	66.7%	68.2%

- **Balance sheet remains very strong with flexibility and ample liquidity**
- **Notable events in 2012:**
  - $335 million new tax-exempt bonds (~5% rate; average 27 year maturity) to refinance project debt
  - $1.6 billion corporate balance sheet financing in early 2012
  - Accretive Delaware Valley transaction increased asset balances, project debt and restricted cash

(1) Debt balances are presented at principal value, not book value.
(2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds.
(3) Ratio is computed on consolidated basis. Differs from calculation required under Covanta's credit facility. See slide 40 for a reconciliation of 2010, 2011 and 2012 Adjusted EBITDA.
(4) Capitalization is calculated as total debt outstanding plus stockholders' equity.

18

2013 Guidance Summary 19 • Adjusted EBITDA growth in 2013 of ~5%2 – Growth of ~3% excluding Hurricane Sandy impact – Organic growth initiatives and Delaware Valley acquisition driving improvement; partially offset by debt service billing decline and lower market metal pricing • Free Cash Flow up 1%2 year-over-year – Adjusted EBITDA growth, offset by construction working capital and interest expense – Underlying performance remains very strong – 2013 growth spending outlook of $75 million to $100 million (versus $125 million in 2012) • Adjusted EPS down ~13%2 vs 2012 – Interest expense and depreciation primary drivers of lower Adjusted EPS – Underlying cash flow generation remains strong (Unaudited, in millions, except EPS) FY 2012 FY 2013 Guidance1 % Change2 2012 vs. 2013 Adjusted EBITDA $492 $500 – $530 +5% Free Cash Flow $262 $250 – $280 +1% Adjusted EPS $0.52 $0.40 – $0.50 -13% (1) As of 2/6/2013. (2) At midpoint of guidance, as of 2/6/2013.

Adjusted EBITDA: 2012 vs. 2013E (Unaudited) $ in m illion s 20 (1) Organic Growth & Other, net includes metals (quality & quantity), special waste, contract transitions & extensions, contract escalations, energy production, biomass, construction and other organic growth initiatives and operational improvements. (2) Guidance as of 2/6/2013. (2) $492 +$9 +$20 to +$50 $(5) $(16) $500 to $530 (1)

Free Cash Flow: 2012 vs. 2013E (Unaudited) $ in m illion s 21 (1) Midpoint of our Adjusted EBITDA guidance ($500 million to $530 million) vs. 2012 Adjusted EBITDA of $501 million excluding Hurricane Sandy. (2) Includes both construction and other working capital. (3) Guidance as of 2/6/2013. (3) $262 +$14 $(15) to $0 $(15) to $(10) (1) $250 to $280 (2) $(5) to +$5 +$8

Adjusted EPS: 2012 vs. 2013E (Unaudited) 22 (1) Guidance as of 2/6/2013. Note: Based on year end 2012 balance of 132 million shares outstanding; does not reflect any potential impact of 2013 share repurchases. (1) $0.52 +$0.04 $(0.05) to +$0.05 +$0.01 $(0.03) to +$0.03 $(0.07) to $(0.05) $0.40 to $0.50 $(0.10) to $(0.02)

Tax Outlook • NOL continues to represent significant value for shareholders 23 • 2013 tax outlook: – 2013 effective tax rate expected to be 42-47%; cash taxes expected to be $10-15 million • Federal NOL availability and utilization outlook unchanged since last update – 2012 U.S. Federal NOL balance of $392 million to be fully utilized by mid-decade – AMT and PTC carry-forwards to provide partial tax shield past NOL utilization – Under current assumptions, not fully tax paying until late into the decade • Actual Federal NOL utilization driven by Covanta operating performance, Federal tax law changes, current IRS audit outcome and further tax planning (Unaudited, in millions) 2008 2009 2010 2011 2012 Book Taxes $79 $42 $24 $28 $26 Cash Taxes (net of refunds) 17 2 4 13 8 Difference $62 $40 $20 $15 $18

Q1 2013 Year-over-Year Outlook • Adjusted EBITDA relatively flat – As always, Q1 earnings impacted by scheduled maintenance outages • Free Cash Flow expected to be down significantly – Large decline to be driven by timing of construction working capital • Adjusted EPS expected to decline significantly – Negatively impacted by 2012 refinancings and increased depreciation 24 -3% 33% 30% 40% -1% 24% 40% 37% 1% 22% 32% 45% -10% 0% 10% 20% 30% 40% 50% Q1 Q2 Q3 Q4 2010 2011 2012 Historical Operating Income Trend

Covanta Holding Corporation Fourth Quarter and Year End 2012 Earnings Conference Call NYSE: CVA Appendix 25

(Unaudited, in millions, except per share amounts) Q4 Full Year 2012 2011 2012 2011 Operating revenues Waste and service revenues 264$ 263$ 1,011$ 1,008$ Recycled metals revenues 17 19 72 74 Electricity and steam sales 97 99 394 400 Other operating revenues 52 49 167 168 Total operating revenues 430 430 1,644 1,650 Operating expenses Plant operating expenses 228 222 963 962 Other operating expenses 56 36 156 138 General and administrative expenses 23 29 97 103 Depreciation and amortization expense 50 51 195 193 Net interest expense on project debt 5 7 27 31 Net (gains) write-offs (44) 5 (46) 5 Total operating expenses 318 350 1,392 1,432 Operating income 112$ 80$ 252$ 218$ Adjusted EBITDA 143$ 147$ 492$ 494$ % of Revenue 33% 34% 30% 30% Free Cash Flow 57$ 63$ 262$ 282$ Adjusted EPS 0.20$ 0.27$ 0.52$ 0.54$ Memo: Shares Outstanding End of Period 132 136 132 136 Q4 and FY 2012 Summary Results 26 Note: Operating income above does not exclude the following expenses: negative effect of Hurricane Sandy of $9 million in 2012, an $11 million expense relating to a pension plan settlement in 2012, the impact of net (gains) write-offs of $(46) million in 2012 and $5 million in 2011, and $7 million relating to adverse loss development and transition to runoff of our insurance business in 2012.

Q4 2012 Financial Highlights 27 (Unaudited, $ in millions, except EPS) (Unaudited, in millions, except EPS) Q4 ‘11 Q4 ’12 Management Remarks Revenue $430 $430 ▲ Organic growth initiatives in special waste, recycled metals and other ▲ Service Fee contract escalations ▼ Hurricane Sandy ▼ Lower debt service revenue ▼ Lower recycled metals pricing ▼ Lower revenues from insurance business Adjusted EBITDA $147 $143 ▲ Organic growth initiatives in special waste, recycled metals and other ▼ Hurricane Sandy ▼ Lower recycled metals pricing ▼ Alternative fuel tax credits Free Cash Flow $63 $57 ▲ Higher adjusted EBITDA (excluding Hurricane Sandy) ▲ Working capital (timing) ▼ Hurricane Sandy ▼ Higher interest expense Adjusted EPS $0.27 $0.20 ▲ Higher operating income (excluding Hurricane Sandy) ▲ Lower share count ▼ Hurricane Sandy ▼ Higher effective tax rate ▼ Increased interest expense

Revenue: Q4 11 vs. Q4 12 $ in m illion s (Unaudited) 28 (1) Organic Growth & Other, net includes metals (quality & quantity), special waste, contract transitions & extensions, contract escalations, energy production, biomass, construction, new units coming online and other organic growth initiatives and operational improvements. (1)

Adjusted EBITDA: Q4 11 vs. Q4 12 (Unaudited) $ in m illion s 29 (1) Organic Growth & Other, net includes metals (quality & quantity), special waste, contract transitions & extensions, contract escalations, energy production, biomass, construction, new units coming online and other organic growth initiatives and operational improvements. (1)

Free Cash Flow: Q4 11 vs. Q4 12 (Unaudited) $ in m illion s 30 (1) Includes both construction and other working capital. (1)

Adjusted EPS: Q4 11 vs. Q4 12 (Unaudited) 31

• Maintenance activity is seasonal (unlike most other plant operating expenses) – Represents about 25% of plant operating expense – Typically occurs during the first half (with most activity in Q1) • 2013 quarterly maintenance expense timing forecasted to be similar to 2012 – Focus is on optimizing operating performance and on the annual spend Maintenance Seasonality 37% 23% 16% 24% 38% 27% 16% 19% 35% 26% 18% 21% 0% 10% 20% 30% 40% Q1 Q2 Q3 Q4 2010 2011 2012 32 % of Maintenance Expense by Quarter

Project Debt Repayment Schedule 33 Project Debt Repayment 2012 2013 2014 2015 2016 2017 Beyond 2017 Total Principal Payments 93 77 55 37 14 15 93 Total Change in Principal-Related Restricted Funds (23) (22) (26) (7) -- -- (14) Net Cash Used for Project Debt Principal Repayment $70 $55 $29 $30 $14 $15 $79 (1) Includes pass-through lease payments for emission control system ($4 million in 2012). (2) Related to Service Fee facilities only. Note: Americas operations only. 2012 excludes payments related to project debt refinancing. Client Payments for Debt Service 1 2012 2013 2014 2015 2016 2017 Beyond 2017 Debt Service Revenue – Principal 1 $43 $30 $19 $9 $3 $3 $2 Debt Service Revenue – Interest 8 5 3 2 1 1 -- Debt Service Billings in Excess of Revenue Recognized 9 9 2 2 5 5 -- Client Payments for Debt Service 2 $60 $44 $24 $13 $9 $9 $2 Net Change in Year-Over-Year Debt Service Billings $(20) $(16) $(20) $(11) $(3) -- (unaudited, $ in millions)

Impact of Project Debt Refinancing 34 Project Debt Repayment 2012 2013 2014 2015 2016 2017 Thereafter Principal Payments Extended $50 $74 $76 $62 $31 $8 $28 Change in Principal-Related Restricted Funds 1 1 (1) (20) (23) -- -- Net Principal Extended $51 $75 $75 $42 $8 $8 $28 Other Cash Raised 1 28 4 -- -- -- -- -- Total Cash Impact2 $79 $79 $75 $42 $8 $8 $28 • Issued $335 million new tax-exempt bonds to refinance project debt at Haverhill, Niagara and SEMASS facilities and to fund certain capital expenditures – Extended weighted average life of refinanced debt from less than 3 years to ~27 years – Reduced average interest rates by over 50 basis points – Raised $20 million of new tax-exempt debt to fund qualifying capital expenditures – Frees up ~$290 million of discretionary cash over next five years (1) Includes new proceeds and release of other restricted funds, net of transaction costs. (2) Excludes additional interest expense associated with refinance. Note: Americas operations only. Total Cash Impact through 2017: ~$290 million (unaudited, $ in millions)

2012: $1,008 million Highly Contracted Revenue • ~80% contracted • Contracts typically have inflation escalators • Excellent track record extending long-term contracts 35 Waste & Service Revenue 2012: $367 million Note: Figures presented for Americas operations only. Unaudited Energy Revenue • ~85% contracted or hedged • Concentration in attractive markets • Exposed output increasing over time 2013 to be similarly contracted Metal Revenue • Metals are sold at market 2012: $72 million

Major Municipal Waste Contract Transitions from 2008 - 2020

COVANTA ENERGY for a cleaner world

Renewed 22 out of 23 contracts representing ~7.6M tons* of waste annually & average contract extension of 11 years



Tip Fee
Haverhill
Niagara
SE Massachusetts
Warren
Indianapolis
Hempstead
Wallingford
Kent
Tulsa
Stanislaus
Alexandria
Essex
Springfield
Bristol
Pittsfield
Delaware Valley
Union
Service Fee Owned
Marion
Babylon
Fairfax
Huntington
Lake
Plymouth
Onondaga
SE Connecticut
Service Fee Operated
Hennepin
Hillsborough
Honolulu
Pasco
Lancaster
Hartford
Hudson Valley
Lee
MacArthur
York
Montgomery
Huntsville
Harrisburg
Long Beach
Dade
Burnaby
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Initial Agmt
Extension
Merchant

Note:
Since the beginning of 2012, we have extended contracts with Alexandria, Bristol, Essex, Montgomery, Springfield, Stanislaus, and Tulsa and ended our contract with Hartford. The original Stanislaus agreement ended on 1/1/2011 and we extended it 5 years to 1/1/2016. During Q2 2012, we extended the contract again, out to 2027, and converted it from Service Fee Owned to Tip Fee. Essex converted from Service Fee Owned to Tip Fee on 1/1/2013 and Bristol will convert from Service Fee Owned to Tip Fee in 2014. The ~7.6M tons referenced above is Guaranteed Annual Tons.

36

(1) At midpoint of guidance revised on 2/6/2013, based on share price of $19.52 as of 2/1/2013. 37 • Full year Free Cash Flow (FCF) significantly exceeds Net Income on a consistent, sustainable basis – Strong Free Cash Flow yield of 10%1 • Three important factors in FCF calculation to highlight (refer to slide 38 for numerical detail): – Debt Service Billings (DSB) in excess of revenue recognized • Debt Service Revenue recorded on straight line basis (per GAAP) • DSB paid in line with actual payment schedule. Adjustments reflect cash payments received – Depreciation and amortization (D&A) is higher than maintenance capex • Acquisitions resulted in significant intangible assets/step ups to fair value of acquired fixed assets  higher run-rate D&A (no corresponding maintenance capex) • Original construction costs of facilities depreciated over the useful life of the asset (up to 50 years) – Assets do not have recurring maintenance capex on an annual basis – Certain maintenance and repair costs are recorded as an expense in plant maintenance (rather than capitalized) – Tax expense is significantly higher than cash taxes • Significant tax NOL balance (~$392 million as of 12/31/2012)  used to offset federal taxes • Once NOLs fully utilized, Free Cash Flow will be impacted – NOLs to be fully utilized by mid-decade; PTC and AMT carry-forwards to provide additional partial tax shield beyond NOL utilization into late decade Strong Free Cash Flow

Strong Free Cash Flow

COVANTA ENERGY for a cleaner world

(Unaudited, in millions)	Q4 2012	Q4 2011	Full Year 2012	Full Year 2011	Full Year Estimated 2013 [1]
Net Income from Continuing Operations Attributable to Covanta Holding Corporation	$ 82	$ 27	$ 116	$ 79	$53 - $66
Operating loss related to insurance subsidiaries	1	1	10	2	(5) - 0
Depreciation and amortization expense [2]	50	51	195	193	220 - 210
Debt service expense	37	29	145	122	171 - 155
Income tax expense [3]	(4)	25	26	52	40 - 65
Reversal of uncertain tax positions related to pre-emergence tax matters	-	-	-	(24)	
Contractual liability to pre-petition creditors	-	-	-	15	
Write-off of intangible liability	-	-	(29)	-	
Write-off of renewable fuels project	-	-	16	-	
Development costs	-	5	11	5	
Net gain related to lease termination	(44)	-	(44)	-	
Pension plan settlement expense	11	-	11	-	
Gain on sale of business	-	(8)	-	(9)	
Loss on extinguishment of debt	1	-	3	1	
Net income loss attributable to noncontrolling interests in subsidiaries	1	2	2	5	3 - 8
Other adjustments:					
Debt service billings in excess of revenue recognized [4]	3	1	9	22	
Non-cash compensation expense	4	5	17	18	
Other non-cash items [5]	1	9	4	13	
Subtotal other adjustments	8	15	30	53	18 - 26
Adjusted EBITDA [6]	$ 143	$ 147	$ 492	$ 494	$500 - $530
Adjusted EBITDA [6]	$ 143	$ 147	$ 492	$ 494	$500 - $530
Cash interest payments	(54)	(39)	(112)	(101)	
Cash taxes [3]	1	(3)	(8)	(13)	
Working capital/other	(16)	(21)	(30)	(20)	
Cash Flow Provided by Operating Activities	$ 74	$ 84	$ 342	$ 360	$325 - $360
Cash Flow Provided by Operating Activities	$ 74	$ 84	$ 342	$ 360	$325 - $360
Plus: Cash flow used in (provided by) operating activities from insurance subsidiaries	1	(2)	5	2	5 - 10
Less: Maintenance capital expenditures	(18)	(19)	(85)	(80)	(80) - (90)
Free Cash Flow	$ 57	$ 63	$ 262	$ 282	$250 -$280
Memo:					
Shares Outstanding End of Period	132	136	132	136	

(1) Guidance as of 2/6/2013.
Note: Please see slide 39 in the Supplemental Schedules for the text of footnotes 2 to 6.

38

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow

COVANTA ENERGY *for a cleaner world*

(Unaudited, in millions)	Q4 2012	Q4 2011	Full Year 2012	Full Year 2011	Full Year Estimated 2013 [1]
Net Income from Continuing Operations Attributable to Covanta Holding Corporation	$ 82	$ 27	$ 116	$ 79	$53 - $66
Operating loss related to insurance subsidiaries	1	1	10	2	(5) - 0
Depreciation and amortization expense [2]	50	51	195	193	220 - 210
Debt service expense	37	29	145	122	171 - 155
Income tax expense [3]	(4)	25	26	52	40 - 65
Reversal of uncertain tax positions related to pre-emergence tax matters	-	-	-	(24)	
Contractual liability to pre-petition creditors	-	-	-	15	
Write-off of intangible liability	-	-	(29)	-	
Write-off of renewable fuels project	-	-	16	-	
Development costs	-	5	11	5	
Net gain related to lease termination	(44)	-	(44)	-	
Pension plan settlement expense	11	-	11	-	
Gain on sale of business	-	(8)	-	(9)	
Loss on extinguishment of debt	1	-	3	1	
Net income loss attributable to noncontrolling interests in subsidiaries	1	2	2	5	3 - 8
Other adjustments:					
Debt service billings in excess of revenue recognized [4]	3	1	9	22	
Non-cash compensation expense	4	5	17	18	
Other non-cash items [5]	1	9	4	13	
Subtotal other adjustments	8	15	30	53	18 - 26
Adjusted EBITDA [6]	$ 143	$ 147	$ 492	$ 494	$500 - $530
Adjusted EBITDA [6]	$ 143	$ 147	$ 492	$ 494	$500 - $530
Cash interest payments	(54)	(39)	(112)	(101)	
Cash taxes [3]	1	(3)	(8)	(13)	
Working capital/other	(16)	(21)	(30)	(20)	
Cash Flow Provided by Operating Activities	$ 74	$ 84	$ 342	$ 360	$325 - $360
Cash Flow Provided by Operating Activities	$ 74	$ 84	$ 342	$ 360	$325 - $360
Plus: Cash flow used in (provided by) operating activities from insurance subsidiaries	1	(2)	5	2	5 - 10
Less: Maintenance capital expenditures	(18)	(19)	(85)	(80)	(80) - (90)
Free Cash Flow	$ 57	$ 63	$ 262	$ 282	$250 -$280
Memo:					
Shares Outstanding End of Period	132	136	132	136	

(1) Guidance as of 2/6/2013.
(2) Depreciation and amortization expense is significantly higher than maintenance capital expenditures due to (a) amortization expense associated with intangible assets recognized in connection with business combinations; (b) the net step-up in our fixed asset book basis recognized in connection with business combinations; and (c) facility construction expenditures related to long-lived assets (40-50 year useful lives) incurred during initial construction, which will not have recurring maintenance capital expenditures on annual basis related to these assets.
(3) Cash taxes are significantly lower than income tax expense due to the utilization of our net operating loss carryforwards (NOLs).
(4) This amount represents a true-up between (a) revenue recognized in the period for client payments of project debt principal under service fee contract structures, which is accounted for on a straight-line basis over the term of the project debt, and (b) actual billings to clients for debt principal payments in the period. As a result of this adjustment, Adjusted EBITDA reflects the actual amounts billed to clients for debt service principal, not the straight-lined revenue as recognized.
(5) Other is primarily non-cash compensation expense, but does include other non-cash expenses.
(6) The calculation of Adjusted EBITDA is based on the definitions in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business.

39

Non-GAAP Reconciliation: Adjusted EBITDA 40 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 18 Please see slide 39 for the text of footnotes 2 to 6. Full Year (Unaudited, in millions) 2010 2011 2012 Net Income from Continuing Operations 30$ 79$ 116$ Operating loss related to Insurance subsidiaries 6 2 10 Depreciation and amortization expense (2) 190 193 195 Debt service expense 121 122 145 Income tax expense (adjusted for reversal of uncertain tax positions related to pre-emergence tax matters) (3) 24 52 26 Reversal of uncertain tax positions related to pre-emergence tax matters - (24) - Non-cash liability to pre-petition creditors - 15 - Write-off of intangible liability - - (29) Write-off of renewable fuels project - - 16 Net gain related to lease termination - - (44) Write-down of assets 34 - - Development costs - 5 11 Pension plan settlement expense - - 11 Loss on extinguishment of debt 15 1 3 Gain on sale of business - (9) - Net income attributable to noncontrolling interests in subsidiaries 5 5 2 Other adjustments: Debt service billings in excess of revenue recognized (4) 29 22 9 Non-cash compensation expense 17 18 17 Other non-cash items (5) 5 13 4 Subtotal other adjustments 51 53 30 Adjusted EBITDA 476$ 494$ 492$

Non-GAAP Reconciliation: Adjusted EPS

COVANTA ENERGY for a cleaner world

(Unaudited, in millions, except per share amounts)	Q4 2012	Q4 2011	Full Year 2012	Full Year 2011	Full Year Estimated 2013 (1)
Continuing Operations - Diluted Earnings Per Share	$ 0.62	$ 0.20	$ 0.87	$ 0.56	$0.40 - $0.50
Reconciling Items	(0.42)	0.07	(0.35)	(0.02)	-
Adjusted EPS	**$ 0.20**	**$ 0.27**	**$ 0.52**	**$ 0.54**	**$0.40 - $0.50**
Reconciling Items					
Operating loss related to insurance subsidiaries	$ 1	$ 1	$ 10	$ 2	
Write-off of intangible liability	-	-	(29)	-	
Write-off of renewable fuels project	-	-	16	-	
Development costs	-	5	11	5	
Net gain related to lease termination	(44)	-	(44)	-	
Gain on sales of business	-	(8)	-	(9)	
Pension plan settlement expense	11	-	11	-	
Loss on extinguishment of debt	1	-	3	1	
Effect on income of derivative instruments not designated as hedging instruments	-	(2)	(1)	(2)	
Effect of foreign exchange loss (gain) on indebtedness	-	6	(3)	4	
Contractual liability to pre-petition creditors	-	-	-	15	
Other	(1)	1	-	1	
Total Reconciling Items, pre-tax	(32)	3	(26)	17	
Proforma income tax impact	(24)	8	(22)	4	
Grantor trust activity	1	-	1	1	
Reversal of uncertain tax positions related to pre-emergence tax matters	-	-	-	(24)	
Total Reconciling Items, net of tax	**$ (55)**	**$ 11**	**$ (47)**	**$ (2)**	
Diluted (Loss) Earnings Per Share Impact	**$ (0.42)**	**$ 0.07**	**$ (0.35)**	**$ (0.02)**	
Weighted Average Diluted Shares Outstanding	132	137	133	142	

(1) Guidance as of 2/6/2013.

41

Supporting Reconciliations 42 (1) Capital expenditures associated with property insurance events. (Unaudited, in millions) 2012 2011 Growth Investments & Acquisition of Businesses: Capital expenditures associated with construction -$ 16$ Capital expenditures associated with technology development and organic growth initiatives 27 10 Capital expenditures - other 14 12 Total non-maintenance capital expenditures 41 38 Acquisition of land use rights 1 8 Other growth investments 2 14 Non-growth non-maintenance capital expenditures1 (13) (1) Project debt proceeds specific to non-maintenance capital expenditures - (15) Growth Investments 31 44 Acquisition of businesses, net of cash acquired 94 10 Total Growth Spending 125$ 54$ 2012 2011 Debt Borrowings / (Repayments), net Proceeds from borrowings on long-term debt 1,034$ -$ Payment of deferred financing costs (33) - Princ pal payments on long-term debt (622) (7) Principal payments on project debt (424) (137) Convertible debenture repurchases (25) (32) Net borrowing on revolving credit facility 60 - Change in restricted funds held in trust 65 38 Total Debt Borrowings / (Repayments), net 55$ (138)$ Full Year Full Year

Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include write-down of assets, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. Non-GAAP Financial Measures 43